EXHIBIT 99.1

NRG Yield, Inc. Announces Second Quarter 2013 Financial Results Following Successful Initial Public Offering

Business and Financial Highlights

•                  Closed Initial Public Offering (IPO) of 22,511,250 shares on July 22, 2013 at a price of $22 per share, above the initial pricing range of $19 - $21 per share

•                  Second Quarter Results:

•                  Adjusted EBITDA of $61 million

•                  Cash Available for Distribution of $32 million

•                  Pro-rated initial quarterly dividend of $0.23 per share of Class A common stock (based on initial quarterly dividend of $0.30)  expected to be declared and paid during the fourth quarter 2013

Providing Full Year 2013 and 2014 Guidance

•                  Adjusted EBITDA: $240 million and $285 million for 2013 and 2014, respectively

•                  Cash Available for Distribution: $72 million and $103 million for 2013 and 2014, respectively

Reaffirming Twelve Months Ending June 30, 2014 and June 30, 2015 Guidance

•                  Adjusted EBITDA: $282 million and $286 million for June 30, 2014 and June 30, 2015, respectively

•                  Cash Available for Distribution: $87 million and $105 million for June 30, 2014 and June 30, 2015, respectively

PRINCETON, NJ; August 14, 2013 — NRG Yield, Inc. (NYSE: NYLD) today reported second quarter 2013 financial and operating results. NRG Yield, Inc. closed its initial public offering on July 22, 2013 and the financial and operating results for the second quarter 2013 discussed below reflect the results of the predecessor of the Company.

“We are pleased to report strong financial and operating results for the first quarter following our successful initial public offering,” said NRG Yield Chairman, Chief Executive Officer and President David Crane. “We believe this marks the beginning of our effort to deliver a consistent, predictable and steadily growing stream of distributable cash flows from our contracted asset portfolio to our shareholders.”

Overview of Financial and Operating Results

Table 1: Selected Financial Results

	Three Months Ended		Six Months Ended
(dollars in millions)	6/30/13	6/30/12	6/30/13	6/30/12
Operating Revenue	79	42	132	86
Net Income	33	(1)	40	4
Adjusted EBITDA	61	25	95	50
Cash Available for Distribution	32	13	27	14

Table 2: Selected Operating Results

	Three Months Ended		Six Months Ended
(MWh and MWt in thousands)	6/30/13	6/30/12	6/30/13	6/30/12
Equivalent Availability Factor (Conventional)	95.4%	96.4%	92.4%	97.3%
Renewable Generation (MWh)	241	124	423	250
Thermal Generation (MWht)	367	343	871	760

NRG Yield reported net income for the quarter of $33 million. For the quarter, Adjusted EBITDA was $61 million and cash available for distribution was $32 million. Adjusted EBITDA was higher by $36 million, or 144%, when compared to the same quarter of 2012, primarily driven by assets that came online during the fourth quarter of 2012 through the first half of 2013. These assets include within our Renewable segment, all of the MWs associated with Avra Valley, Alpine, Borrego, and 105MWs from our 48.95% interest in CVSR, as well as Marsh Landing, which is within our Conventional segment.

Segment Results

Table 3: Adjusted EBITDA

(dollars in millions)	Three Months Ended		Six Months Ended
Segment	6/30/13	6/30/12	6/30/13	6/30/12
Conventional	26	8	34	16
Renewable	28	10	45	19
Thermal	9	9	20	19
Corporate	(2)	(2)	(4)	(4)
Adjusted EBITDA	61	25	95	50

Table 4: Net Income/(Loss)

(dollars in millions)	Three Months Ended		Six Months Ended
Segment	6/30/13	6/30/12	6/30/13	6/30/12
Conventional	15	4	19	8
Renewable	17	(7)	21	(5)
Thermal	4	3	9	7
Corporate	(3)	(1)	(9)	(6)
Net Income/(Loss)	33	(1)	40	4

Liquidity and Capital Resources

Table 5: Liquidity

(dollars in millions)	6/30/13	12/31/12
Cash and Cash Equivalents	17	22
Restricted Cash	67	20
Total Liquidity	84	42

As of June 30, 2013, NRG Yield had total liquidity of $84 million, an increase of $42 million from December 31, 2012, driven by $21 million in 1603 cash grant proceeds from the Avra Valley solar project net of repayment of the cash grant bridge loan, as well as $23 million of cash held in reserve for remaining construction payments related to the Marsh Landing facility.

On July 22, 2013, the Company raised $468 million in its initial public offering with the sale of 22,511,250 shares of Class A common stock and used $395 million to purchase Class A units in NRG Yield LLC from NRG Energy Inc. representing a 29.1% interest. It also used $73 million to purchase an additional 3.5 million Class A units, or 5.4% interest, in NRG Yield LLC with such funds earmarked for general corporate purposes. Concurrently, NRG Yield LLC, through its ownership of NRG Yield Operating LLC, acquired a portfolio of solar, wind, and natural gas generation and thermal infrastructure assets, primarily located in the Northeast, Southwest and California regions of the United States from NRG Energy Inc. in return for 42,738,750 Class B units in NRG Yield LLC. In connection with the initial public offering NRG Yield LLC and NRG Yield Operating LLC entered into a $60 million senior secured revolving credit facility.

Guidance

NRG Yield is reaffirming the Adjusted EBITDA and Cash Available for Distribution guidance as forecasted in our prospectus of July 16, 2013 of $282 million and $87 million, respectively, for the twelve months ending June 30, 2014 and $286 million and $105 million, respectively, for the twelve months ending June 30, 2015. We are also providing Adjusted EBITDA guidance for the twelve months ending December 31, 2013 and 2014, of $240 million and $285 million respectively, and Cash Available for Distribution guidance for the twelve months ending December 31, 2013 and 2014 of $72 million and $103 million, respectively. Finally, we are also reaffirming our intention to pay a pro-rated initial quarterly dividend of $0.23 per share of Class A common stock (calculated from the closing date of the offering through and including September 30, 2013, and based on our initial quarterly dividend of $0.30) expected to be declared and paid during the fourth quarter 2013.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance

	For the twelve months ending
(dollars in millions)	12/31/13	06/30/14	12/31/14	06/30/15
Adjusted EBITDA	240	282	285	286
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(60)	(70)	(75)	(74)
Cash distributions from unconsolidated affiliates	20	22	38	44
Cash interest paid	(58)	(72)	(65)	(63)
Maintenance capital expenditures	(16)	(12)	(10)	(12)
Change in other assets	12	1	1	1
Principal amortization of indebtedness	(66)	(64)	(71)	(77)
Estimated Cash Available for Distribution	72	87	103	105

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than one million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in ten locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to obtain anticipated Section 1603 Cash Grants and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, August 14, 2013, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Michelle Tsai
609.524.5324

NRG YIELD

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2013	2012	2013	2012
Operating Revenues
Total operating revenues	$79	$42	$132	$86
Operating Costs and Expenses
Cost of operations	30	26	59	53
Depreciation and amortization	9	6	19	12
General and administrative — affiliate	2	2	4	4
Total operating costs and expenses	41	34	82	69
Operating Income	38	8	50	17
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	2	6	6	9
Interest expense	(6)	(16)	(11)	(20)
Total other expense	(4)	(10)	(5)	(11)
Income/(Loss) Before Income Taxes	34	(2)	45	6
Income tax expense/(benefit)	1	(1)	5	2
Net Income/(Loss)	33	(1)	40	4

See accompanying notes to combined financial statements.

NRG YIELD

COMBINED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net Income/(Loss)	$33	$(1)	$40	$4
Other Comprehensive Income, net of tax
Unrealized gain/(loss) on derivatives, net of income taxes of $13, $3, $15 and $5	18	(5)	19	(7)
Other comprehensive income/(loss)	18	(5)	19	(7)
Comprehensive Income/(Loss)	51	(6)	59	(3)

See accompanying notes to combined financial statements.

NRG YIELD

COMBINED BALANCE SHEETS

(In millions, except shares)	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$17	$22
Restricted cash	67	20
Accounts receivable, net — trade	37	22
Due from NRG and subsidiaries	8	—
Inventory	9	5
Notes receivable — external	10	9
Renewable energy grant receivable	101	—
Deferred income taxes	10	1
Prepayments and other current assets	9	2
Total current assets	268	81
Property, plant and equipment, net of accumulated depreciation of $134 and $115	1,492	1,598
Other Assets
Equity investments in affiliates	243	220
Notes receivable — affiliate	3	6
Notes receivable — external	7	8
Intangible assets, net of accumulated amortization of $5 and $3	30	30
Derivative instruments	6	—
Other non-current assets	25	21
Total other assets	314	285
Total Assets	$2,074	$1,964
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$126	$58
Accounts payable — trade	15	166
Due to NRG and subsidiaries	37	26
Derivative instruments	23	19
Accrued expenses and other current liabilities	11	16
Total current liabilities	212	285
Other Liabilities
Long-term debt — external	1,051	723
Long-term debt — affiliate	25	26
Deferred income taxes	33	4
Derivative instruments	26	61
Other non-current liabilities	30	25
Total non-current liabilities	1,165	839
Total Liabilities	1,377	1,124
Commitments and Contingencies
Stockholders’ Equity
Additional paid-in capital	639	834
Retained earnings	63	30
Accumulated other comprehensive loss	(5)	(24)
Total Stockholders’ Equity	697	840
Total Liabilities and Stockholders’ Equity	$2,074	$1,964

See accompanying notes to combined financial statements.

NRG YIELD

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2013	2012
	(In millions)
Cash Flows from Operating Activities
Net income	$40	$4
Adjustments to reconcile net income to net cash (used)/provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	3	3
Depreciation and amortization	19	12
Amortization of financing costs and debt discount/premiums	1	(1)
Amortization of intangibles and out-of-market contracts	1	1
Changes in deferred income taxes	5	2
Changes in derivative instruments	(10)	11
Changes in other working capital	(70)	26
Net Cash Used by Operating Activities	(11)	58
Cash Flows from Investing Activities
Capital expenditures	(182)	(156)
(Increase)/decrease in restricted cash, net	(47)	1
Decrease/(increase) in notes receivable	3	(12)
Proceeds from renewable energy grants	24	25
Investments in unconsolidated affiliates	(19)	(2)
Net Cash Used by Investing Activities	(221)	(144)
Cash Flows from Financing Activities
Capital contributions from NRG	150	142
Dividends and returns of capital to NRG	(312)	(23)
Proceeds from issuance of long-term debt — external	420	10
Payment of debt issuance costs	(4)	(8)
Payments for long-term debt — external	(25)	(27)
Payments for long-term debt — affiliate	(2)	(5)
Net Cash Provided by Financing Activities	227	89
Net (Decrease)/Increase in Cash and Cash Equivalents	(5)	3
Cash and Cash Equivalents at Beginning of Period	22	24
Cash and Cash Equivalents at End of Period	$17	$27

See accompanying notes to combined financial statements.

Appendix Table A-1: Second Quarter 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	15	17	4	(3)	33
Plus:
Income Tax	—	—	—	1	1
Interest Expense, net	4	—	2	—	6
Depreciation and Amortization Expense	2	4	3	—	9
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	5	7	—	—	12

Adjusted EBITDA	26	28	9	(2)	61

Appendix Table A-2: Second Quarter 2012 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	4	(7)	3	(1)	(1)
Plus:
Income Tax	—	—	—	(1)	(1)
Interest Expense, net	—	14	2	—	16
Depreciation and Amortization Expense	—	2	4	—	6
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	1	—	—	5

Adjusted EBITDA	8	10	9	(2)	25

Appendix Table A-3: YTD June 30, 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	19	21	9	(9)	40
Plus:
Income Tax	—	—	—	5	5
Interest Expense, net	4	3	4	—	11
Depreciation and Amortization Expense	2	10	7	—	19
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	11	—	—	20

Adjusted EBITDA	34	45	20	(4)	95

Appendix Table A-4: YTD June 30, 2012 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	8	(5)	7	(6)	4
Plus:
Income Tax	—	—	—	2	2
Interest Expense, net	—	16	4	—	20
Depreciation and Amortization Expense	—	4	8	—	12
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	8	4	—	—	12

Adjusted EBITDA	16	19	19	(4)	50

Appendix A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of cash available for distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Six Months Ended
(dollars in millions)	6/30/13	6/30/12	6/30/13	6/30/12
Adjusted EBITDA	61	25	95	50
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(14)	(11)	(26)	(21)
Cash distributions from unconsolidated affiliates	8	7	9	12
Cash interest paid	(7)	—	(19)	(9)
Maintenance Capital expenditures	(1)	—	(4)	(3)
Change in other assets	(5)	—	(5)	—
Principal amortization of indebtedness	(10)	(8)	(23)	(15)
Cash Available for Distribution	32	13	27	14

Appendix Table A-6: Adjusted EBITDA Guidance Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income:

	For the Twelve Months Ending
(dollars in millions)	12/31/13	06/30/14	12/31/14	06/30/15
Net Income	77	64	58	62
Adjustments to net income to arrive at Adjusted EBITDA:
Interest income	—	(1)	—	(1)
Depreciation and amortization	51	65	66	67
Interest expense, net	45	68	66	64
Contract amortization	1	1	1	1
Income tax expense	30	43	41	41
Adjustment to reflect pro-rata Adjusted EBITDA from unconsolidated affiliates	36	42	53	52
Adjusted EBITDA	240	282	285	286

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                 Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.